UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                              Form 8-K

                           CURRENT REPORT

                Pursuant to Section 13 or 15 (d) of the
                    Securities Exchange Act of 1934

             Date of event requiring report: April 8, 2003


                         GRIFFIN INDUSTRIES, INC
           ----------------------------------------------------
          (Exact name of Registrant as specified in its Charter)


Maryland			            0-23689              91-1869317
-------------------------------     ---------------      ------------------
(State or other jurisdiction of	    Commission File 	  (I.R.S. Employer
incorporation or organization)           Number          Identification No.)


1916 Pike Place - Suite 12, Box 701
Seattle,WA							     98101
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(Address of principal executive offices)			(Zip Code)


Registrant's telephone number, including area code: (866) 401-3945
                                                    --------------

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

   On March 24, 2003, Griffin Industries, Inc. (the "Company") entered into a Stock Purchase Agreement (the "Agreement") between the Company, Global Funding Group, Inc., a Utah corporation ("Global") and Landon Barretto, the Company's controlling stockholder ("Barretto").

   Pursuant to the Agreement, at closing Global will purchase Three Million (3,000,000) shares of the Company's authorized but unissued shares of common stock for an aggregate purchase price of Twenty-Five Thousand Dollars ($25,000).
   In addition, at closing Global will purchase all of the Company capital stock owned by Barretto, Nine Hundred Thirty-Four Thousand Three Hundred Thirty (934,330) shares of common stock, and Two Million Five Hundred Thousand (2,500,000) shares of Series A Preferred Stock, for an aggregate purchase price of One Thousand Dollars ($1000). In addition, Global will enter into a Consulting Agreement with Barretto pursuant to which he will provide transition assistance to Global.

   The Agreement requires that the Company use the entire $25,000 proceeds from the common stock sale to pay off the Company's outstanding payables. The Agreement also requires Barretto to personally pay off any known Company payables that are not paid from the Company's stock sale proceeds, and to assign to a third party his right to be repaid certain amounts the Company owes to him.

   The 3,934,333 shares of common stock to be purchased by Global represent approximately 67% of the issued and outstanding shares of common stock of the Company. The 2,500,000 shares of Series A Preferred Stock to be purchased by Global represent 100% of the issued and authorized shares of preferred stock of the Company.

   The closing is scheduled for April 10, 2003. Currently, Landon Barretto is the sole officer and director of the Company. Effective as of the closing, the Company's Board of Directors has appointed Mr. Paul Adams to fill one of the vacancies on the Board of Directors and to be the President of the Company. Effective as of the closing, Mr. Barretto has resigned from his positions as a director and an officer of the Company.

   The following table sets forth the name of the selling shareholder, and the number of shares sold:

Name		 Number of Shares  	Number of Shares      Percent of Class
                       Sold            Beneficially Owned

Landon Barretto	   934,333 (common)	 934,333 (common)		32%
Landon Barretto  2,500,000 (preferred) 2,500,000 (preferred)	       100%


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
        Not applicable

ITEM 3. BANKRUPTCY OR RECIEVERSHIP
        Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.
        Not applicable

ITEM 5. OTHER EVENTS
        Not applicable

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS
        Not applicable

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
        Not applicable

ITEM 8. CHANGES IN FISCAL YEAR.
        Not applicable

ITEM 9. REGULATION FD DISCLOSURE
        Not applicable

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated April 8, 2003                                 GRIFFIN INDUSTRIES INC.
      -------------                                 -----------------------
                                                    registrant

                                                    /s/ Landon Barretto
                                                    -----------------------
                                                    Landon Barretto CEO